SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2001

ECHOSTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in charter)

NEVADA (State or other jurisdiction of incorporation	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)
5701 S. SANTA FE DRIVE LITTLETON, COLORADO (Address of principal executive offices) Registrant’s telephone number, including area code:	80120 (Zip Code) (303) 723-1000

ITEM 5.  OTHER EVENTS

On December 14, 2001, EchoStar Communications Corporation (“EchoStar”), Vivendi Universal, S.A. (“Vivendi Universal”) and certain stockholders of EchoStar entered into definitive agreements in connection with the announcement of a proposed $1.5 billion investment by Vivendi Universal in EchoStar and the formation of a strategic alliance with EchoStar to offer new programming and interactive television services to consumers. See Investment Agreement, including exhibits, attached hereto as Exhibit 99.1; and Stockholder Voting Agreement attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION

Dated: December 19, 2001

By:	/s/ David K. Moskowitz

David K. Moskowitz Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Investment Agreement, dated December 14, 2001, between EchoStar Communications Corporation and Vivendi Universal, S.A., and exhibits
99.2	Stockholder Voting Agreement, dated December 14, 2001, by and among Charles W. Ergen, The Samburu Warrior Revocable Trust and Vivendi Universal, S.A.